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  LOGO
NETSCAPE



                               September 30, 1997


Mr. Michael Goldstein
Voxware, Inc.
172 Tamarack Circle
Skillman, NJ

Re:   Modification of Software License Agreement

Dear Michael:

         The purpose of this letter (the "Letter Agreement") is to set forth the terms and conditions under which Voxware, Inc. ("Voxware") and Netscape Communications Corporation ("Netscape") are modifying the Software License Agreement dated January 31, 1996 (the "Agreement") between Netscape and Voxware. Netscape and Voxware acknowledge and agree that the parties are currently renegotiating the Software License Agreement, and to this end, Voxware and Netscape agree to the following:

1. Capitalized terms defined in the Agreement shall have the same meaning in this Letter Agreement as in the Agreement.

2. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

3. The first sentence of Section 7 of the Agreement is deleted and replaced with the following:
   "Netscape may terminate this Agreement at any time upon written notice to Licensor, provided, however, that Netscape shall not have the right to terminate this Agreement until after Netscape has paid Licensor license fees of $375,000 for the fourth quarter of 1997 (as described in Section 1(c) of this Agreement)."

The Effective Date of this Letter Agreement is September 30, 1997.


Accepted and Agreed to:                        Accepted and Agreed to:

NETSCAPE                                       VOXWARE, INC.
COMMUNICATIONS CORPORATION

/s/ Peter L. S. Currie                         /s/ Michael Goldstein
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(Authorized signature(s))                      (Authorized signature)

Peter L. S. Currie                             Michael Goldstein
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(Name: Print or Type)                          (Name: Print or Type)

EVP and CAO                                     President & CEO
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(Title)                                        (Title)

     10/1/97                                    10/1/97
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(Date)                                          (Date)